UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 23, 2017

Date of Report (Date of earliest event reported)

Fidelity Southern Corporation

(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 639-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fidelity Southern Corporation (the “Company”) announced on June 23, 2017, that its Board of Directors had appointed Charles D. Christy to serve as Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company and its subsidiary, Fidelity Bank (the “Bank”), effective June 26, 2017.

Mr. Christy joins the Company from CoastalSouth Bancshares, Inc. (“CSB”), where he was the Executive Vice President and Chief Financial Officer for the past seven years. Prior to joining CSB, Mr. Christy was the Chief Financial Officer of Citizens Republic Bancorp (“CRBC”), a large regional bank with over 240 branches in four states. He was with CRBC for over eight years as it grew to over $14 billion in assets. Prior to joining CRBC, Mr. Christy was with Bank One for over 12 years holding a number of key leadership positions as either Chief Financial Officer or Treasurer in divisions and key lines of business while Bank One grew from $30 billion to over $285 billion in assets. Before joining Bank One, Mr. Christy spent seven years in healthcare consulting with Deloitte & Touche and served as controller in a privately-held manufacturing operating for five years in Cincinnati.

Mr. Christy will receive a signing bonus of $100,000 in consideration of his agreement to serve as Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company and the Bank. Mr. Christy will also receive an annual base salary of $360,000 and will be eligible to participate in Company’s long-term incentive compensation plan, and all of its employee benefit plans, policies, and arrangements that are applicable to other senior executive officers of the Company. The Company will also enter into a change in control agreement with Mr. Christy upon terms substantially similar to those with other senior executives of the Company. Further information about the Company’s executive compensation, incentive plans, benefits, and change in control agreements is included in the Company’s most recent proxy statement filed on March 23, 2017.

The current Chief Financial Officer of the Company and the Bank, Stephen H. Brolly, who has been with the Company and the Bank for 11 years, will resign from his positions effective June 26, 2017 and transition to be Executive Vice President of Finance of the Bank. In connection with Mr. Brolly’s transition, the Company, the Bank and Mr. Brolly entered into an agreement pursuant to which he will be entitled to his base compensation through at least January 1, 2018. If Mr. Brolly does not resign from the Company prior to January 1, 2018, he will also be entitled to any incentive compensation payable with respect to 2017, 8,333 shares of restricted stock previously granted to Mr. Brolly under the Company’s employee stock plan will remain outstanding and vest in January 2018, and he will be paid 60% of his accrued benefit under the Salary Continuation Agreement, effective January 1, 2015, by and between Mr. Brolly and Fidelity Bank (the “SERP”) as provided in that document as of May 21, 2018.

Item 7.01	Regulation FD Disclosure.

On June 23, 2017, the Company issued a press release announcing the appointment of Mr. Christy as Executive Vice President and Chief Financial Officer of the Company and the Bank, as well as Mr. Brolly’s transition from such positions to an officer of the Bank, effective June 26, 2017. A copy of the press release is attached hereto as Exhibit 99.1. The information provided in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated June 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

/s/ H. Palmer Proctor, Jr.
H. Palmer Proctor, Jr.
President

June 23, 2017